Exhibit 5.1

Aon plc			LONDON
8 Devonshire Square London			65 Fleet Street London EC4Y 1HS
EC2M 4PL	T	+	44 20 7936 4000
United Kingdom	F	+	44 20 7832 7001

LDE No 23
	W		freshfields.com

	DOC ID		LON32069096/6
	OUR REF		JGL/AH
	CLIENT MATTER NO.		162366-0002

31 October 2014

Dear Sirs

LEGAL OPINION REGARDING SHARES OF AON PLC

Introduction

1.                                      We are acting as legal advisers as to English law to Aon plc (formerly Aon Global Limited), a public limited company incorporated under the laws of England and Wales (the Company).

2.                                      We understand that the Company intends to file, on the date hereof, a registration statement relating to the Aon plc 2011 Incentive Plan (the Plan) on Form S-8 (the Registration Statement) with the Securities and Exchange Commission (the SEC), in connection with the issuance of certain shares under the Plan.  We have been asked to provide an opinion on certain matters, as set out below, in connection with the filing of the Registration Statement.

Documents Reviewed

3.                                      We have examined the following documents:

(a)                                 a copy of the draft Registration Statement;

(b)                                 a certificate from the Secretary of the Company; and

(c)                                  a copy of the Plan.

The documents listed in paragraphs 3(a) to 3(c) above are referred to in this opinion as the Documents.

In this opinion, the Company Search means our search (carried out by us or by ICC Information Ltd. on our behalf on 28 October 2014) of the public documents of the Company kept at Companies House in Cardiff, and the Winding up Enquiry means our oral enquiry on 29 October 2014 of the Central Registry of Winding up Petitions.

Nature of Opinion, and Observations

4.                                      This opinion is confined to matters of English law (including case law) as at the date of this opinion. We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts and, in particular, we express no opinion on European Union law as it affects any jurisdiction other than England and Wales.  In particular:

(a)                                 by giving this opinion, we do not assume any obligation to notify you of future changes in law or practice which may affect the opinion expressed herein, or otherwise to update this opinion in any respect;

(b)                                 to the extent that the laws of any other jurisdiction may be relevant, we have made no independent investigation of such laws, and our opinion is subject to the effect of such laws; and

(c)                                  we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in the Documents or any related document are accurate, complete or reasonable, or that no material facts have been omitted therefrom.

Opinion

5.                                      On the basis stated in paragraph 4, and subject to the assumptions in Schedule 1 and the qualifications in Schedule 2, we are of the opinion that:

(a)                                 Corporate Existence: the Company has been duly incorporated in Great Britain and registered in England and Wales, and the Company Search and Winding up Enquiry revealed no application, petition, order or resolution for the administration or winding up of the Company and no notice of appointment of, or intention to appoint, a receiver or administrator in respect of the Company;

(b)                                 Class A Ordinary Shares:

(i)             the issued Class A Ordinary Shares (the Shares) in the capital of the Company with a nominal value of US$0.01 each which are available for delivery pursuant to the Plans, will be validly issued, fully paid and non-assessable when issued under the terms of the relevant Plan; and

(ii)          when new Shares are allotted, issued and delivered pursuant to the relevant Plan, in conformity with the articles of association of the Company then in force, and so as not to violate any applicable law and upon full payment therefor as contemplated by the Registration Statement, such new Shares will be validly issued, fully paid and non-assessable.

Consent to Filing

6.                                      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder.

Yours faithfully

/s/ Freshfield Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

SCHEDULE 1

ASSUMPTIONS

In considering the Documents and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

(a)                                 Authenticity: the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies);

(b)                                 Copies: the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;

(c)                                  Secretary’s Certificate: that each of the statements contained in a certificate of the Secretary of the Company set out at the appendix hereto (the Certificate) is true and correct as at the date of this opinion;

(d)                                 Company Search: that the information revealed by the Company Search: (i) was accurate in all respects and has not since the time of such searches been altered; and (ii) was complete, and included all relevant information which had been properly submitted to the Registrar of Companies;

(e)                                  Winding up Enquiry: that the information revealed by the Winding up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(f)                                   No change in Law:  there is no change in law or regulation from the date of this opinion to the date of issuance of the Shares that would have the effect of rendering any of our opinions invalid, void or otherwise incorrect;

(g)                                  Further Issue of Shares:  to the extent that additional Class A Ordinary Shares are issued such future shares shall be issued on the same terms and on the same basis as the Class A Ordinary Shares in issue as at the date of this opinion;

(h)                                 Allotment of Shares:  that:

(i)                     valid entries in the books and registers of the Company have been made to effect any allotment and issue of Shares; and

(ii)                  the consideration for the allotment and issue of Shares is not and will not be less than the nominal value of the Shares; and

(i)                                     Equity Incentive Plan:  that:

(i)                     the relevant Plan has been validly adopted and is in force pursuant to the terms of the relevant Plan;

(ii)                  the relevant Plan has been and will be operated in accordance with its rules and the articles of association of the Company; and

(iii)               insofar as any obligation under the relevant Plan is performed in, or is otherwise subject to, any jurisdiction other than England & Wales, its performance is not and will not be illegal or ineffective by virtue of the law of that jurisdiction.

SCHEDULE 2

QUALIFICATIONS

Our opinion is subject to the following qualifications:

(a)                                 Company Search: the Company Search is not capable of revealing conclusively whether or not:

(i)                     a winding up order has been made or a resolution passed for the winding up of a company; or

(ii)                  an administration order has been made; or

(iii)               a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)              a court order has been made under the Cross-Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court; and

(b)                                 Winding up Enquiry: the Winding up Enquiry relates only to the presentation of: (i) a petition for the making of a winding up order or the making of a winding up order by the court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding up or administration order granted, because:

(i)                     details of a winding up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)                  in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)               a winding up order or administration order may be made before the relevant petition or application has been entered on the records of the Central

Registry, and the making of such order may not have been entered on the records immediately;

(iv)              details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)                 with regard to winding up petitions, the Central Registry of Winding-up Petitions may not have records of winding up petitions issued prior to 1994.